UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On March 7, 2011, Barnwell Industries, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors, the advisory (non-binding) approval of the compensation of the Company’s Named Executive Officers, the advisory (non-binding) approval of executive compensation every one (1) year, two (2) years or (3) years and the ratification of KPMG, LLP as the independent auditors for fiscal year 2011.  A total of 7,418,951 shares of Barnwell’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All nominees were elected, the compensation of the Company’s Named Executive Officers was approved, the approval of executive compensation every one (1) year, two (2) years, or three (3) years was approved for three (3) years and the ratification of KPMG LLP as the independent auditors for fiscal year 2011 was approved.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

Morton H. Kinzler	5,429,444	663,369		1,326,138
Martin Anderson	6,037,150	55,663		1,326,138
Murray C. Gardner	6,001,772	91,041		1,326,138
Alexander C. Kinzler	5,410,612	682,201		1,326,138
Russell M. Gifford	5,398,624	694,189		1,326,138
Diane G. Kranz	6,000,272	92,541		1,326,138
Kevin K. Takata	6,039,390	53,423		1,326,138
Ahron H. Haspel	6,037,075	55,738		1,326,138
Robert J. Inglima, Jr.	6,038,490	54,323		1,326,138

2. Advisory (non-binding) vote on executive compensation	5,933,948	141,568	17,297	1,326,138

4. Ratification of Independent Auditors	7,360,451	50,693	7,807	0

3. Advisory (non-binding) vote to approve executive compensation every	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
	976,327	152,199	4,865,377	42,024	1,383,024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 8, 2011

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer